Exhibit 10.15

English Translation

Building Lease Contract

THIS BUILDING LEASE CONTRACT (“this Contract”) is entered into in Shanghai, the People’s Republic of China (hereinafter referred to as “China”) by and between:

Lessor (Party A): Shanghai Caohejing Development Zone Hi-tech Park Development Co., Ltd.

Address: No. 900, Yishan Road, Shanghai, China

Legal representative: Chen Qingzhou

Postal code: 200233

Tel.: (86) (21) 64850000

Fax: (86) (21) 64851906

Business license: 3101121021072

Lessee (Party B): Shanghai Shengran Information Technology Co., Ltd.

Address: Room 2201, Building No. 20, No. 487, Tianlin Road, Shanghai, China

Legal representative: Zeng Liqing

Postal code: 200233

Tel.: (86) (21) 33674009

Fax: (86) (21) 33674012

Business license: 310000400600136(Xuhui)

In accordance with the provisions of the Contract Law of the People’s Republic of China and the Regulations of Shanghai Municipality on Lease of Houses, Party A and Party B, on the basis of equality, freewill, fairness and good faith and through negotiation, hereby enter into this Contract with respect to Party B leasing from Party A the house legally leasable by Party A , upon the terms and subject to the conditions as set forth below.

1.	Legal status of both parties and relevant documents

1.1	Party A is an economic entity and a Chinese legal person legally established after approval by the Chinese government and responsible for the development, construction, operation and management of Shanghai Caohejing Development Zone Hi-tech Park.

1.2	Party B is an economic entity and a Chinese legal person established after approval by the Chinese government and engages in the computer software development, design, production, sales of self-produced products, development and design of network technology, and the provision of relevant technical consulting and services.

1.3	Party B shall provide a photocopy of its business license to Party A.

2.	Confirmations and warranties of both parties

2.1	Unless otherwise agreed by Party A and Party B herein, each party hereby confirms and warrants as follows:

(1)	It owns the legal qualifications, the capacity for civil rights and civil acts to execute and perform this Contract, fully understands its rights, obligations and responsibilities hereunder, and is willing to strictly perform this Contract. If any party breaches this Contract, the other party shall have the right to claim losses from the breaching party according to the provisions herein;

(2)	It has completed all the internal approval formalities necessary for executing this Contract;

(3)	There is no contract signed or any other issue arranged with any third party that may hinder the execution and performance of this Contract.

2.2	Party A warrants that, when signing this Contract, it has legally obtained the valid ownership certificates described in Article 3.1 herein. The numbers of such certificates are as follows:

(1)	Shanghai real property ownership certificate: Hufangdixuzi (2006) No. 015570;

(2)	Construction planning permit: Huguijian (2008) No. 00080505F00984.

3.	Information on the Premises

3.1

The house leased hereunder by Party A to Party B is located at 11,12/F, Building No. 2, No. 1528, Gumei Road, Shanghai Caohejing Development Zone (hereinafter referred to as the “Premises”). The Premises are for office purpose. The floor area of the Premises is temporarily set at 3562.84 m2. Party A and Party B agree to adjust the total amount of rent on the basis of the Premises’ floor area as finally measured by Shanghai Measuring and Drawing Center for Houses and Land and of the daily rent as agreed by both parties in Article 6.1 herein.

3.2	Party A, as the owner of the Premises, hereby leases the Premises to Party B. Before signing this Contract, Party A has notified Party B that the Premises is not subject to any mortgage.

3.3	The Premises provided by Party A is of reinforced concrete structure and have an evenly distributed active load of 300 kg/m2.

3.4

The designed power supply of the Premises is 120W/ m2. The Premises adopt one-line power supply. If the power consumption by Party B exceeds 120W/ m2, Party B shall at its own expense applies to the power supplier for HV power supply and set up relevant power transformer and bear relevant expenses.

4.	Use of the Premises

4.1	Party B warrants to Party A that the Premises will be used for the economic activities specified in the business license of Party B and that Party B will abide by the national and municipal rules regarding the use of houses and Shanghai Caohejing Development Zone’s rules regarding industrial development, environmental protection and property management.

4.2	Party B warrants that, without prior written consent of Party A and without approval by relevant authorities during the term hereof, it will not change the use of the Premises as agreed in the previous paragraph.

5.	Delivery date and lease term

5.1	It is agreed by both parties that the lease term of the Premises begins on September 1, 2010 and ends on August 31, 2012. The rent will be accrued on and from December 1, 2010.

5.2	When the lease term hereunder matures, Party A will have the right to re-possess the Premises and Party B shall return the Premises to Party A. If Party B needs to renew this Contract, it shall send a written request to Party A for renewal three months’ before the maturity of the lease term hereunder. Within one month after receipt of the written request from Party B, Party A shall send a written reply to Party B indicating whether or not Party A agrees to renew the lease hereunder. If Party A allows Party B to renew the lease hereunder, both parties shall re-sign a lease contract. Party A has the right to adjust the rent and other terms and conditions for the renewed lease contract within a range of -/+20%. If both parties cannot agree on the rent for the renewed lease contract, Party A will have the right to terminate this Contract and re-possess the Premises when the lease term hereunder matures.

6.	Rent, payment method and term

6.1	It is agreed by Party A and Party B that the rent for each square meter of floor area of the Premises is Renminbi three point seven yuan (RMB3.70). The annual total rent is Renminbi four million eight hundred and eleven thousand six hundred and fifteen point fourty-two yuan (RMB4,811,615.42).

6.2	Party B shall pay the rent before using the Premises. Party B agrees to pay to Party A the rent for the period from December 1, 2010 to March 31, 2011 within 10 days (calendar days) after this Contract takes effect. The rent for this period is Renminbi one million six hundred and three thousand eight hundred and seventy-one point eighty-one yuan (RMB1,603,871.81). The rent thereafter shall be paid to Party A in four installments, respectively on January 1, April 1, July 1 and October 1 of each year, each installment accounting for 25% of the total rent for the year, i.e., Renminbi one million two hundred and two thousand nine hundred and three point eighty-six yuan (RMB1,202,903.86). If the deadline for any installment falls on a Saturday, Sunday or a national statutory holiday, it will be accordingly postponed to the first working day after the deadline. A late fee at 0.05% of the payable rent shall be charged upon Party B for each day after the deadline.

7.	Lease deposit and other expenses

7.1	It is agreed by Party A and Party B that, within 10 days (calendar days) after this Contract takes effect, Party B shall pay to Party A the lease deposit for the lease of the Premises. The lease deposit shall be equal to 3 months’ rent, i.e., Renminbi one million two hundred and two thousand nine hundred and three point eighty-six yuan (RMB1,202,903.86).

During the lease term hereunder, Party B shall not use the said lease deposit to offset the rent for the Premises. Within 10 days after the lease term matures, Party B pays all the relevant expenses and completes the handover formalities of the Premises with the property management department, Party A will refund the interest-free lease deposit to Party B. If Party B fails to pay any expenses after the due time and if Party A suffers any economic losses due to any reason on the part of Party B, Party A shall have the right to deduct a corresponding amount from the lease deposit and refund the interest-free balance to Party B.

7.2	During the lease term hereunder, Party B shall bear all the expenses incurred by the Premises for water, electricity, gas, telecommunications, equipment, etc.

7.3	Party B shall at its own expense apply to relevant departments for completing formalities for using power, gas, telecommunications, etc., and bear all the relevant expenses incurred for installing such facilities.

7.4	Before the handover of the Premises, Party B shall sign a property management contract with the property management company of the community where the Premises is located and pay the specified property management fee. The current property management fee rate for the Premises is temporarily set at Renminbi nineteen point sixty-eight yuan (RMB19.68) per square meter of floor area per month.

8.	Use requirements and maintenance responsibilities for the Premises

8.1	During the lease term hereunder, if Party B discovers any natural damage to the Premises or any of its accessory facilities, it shall promptly notify the property management company designated by Party A to repair such damage. When repairing the Premises and its accessory facilities, Party B shall actively provide assistance and cooperation. If any act or omission on the part of Party B makes it impossible to repair the damage in a timely manner, Party B shall bear the consequences.

8.2	During the lease term hereunder, Party B shall reasonably use and protect the Premises and its accessory facilities. Party B shall be responsible for repairing any damage or failure caused by Party B.

8.3	During the lease term hereunder, Party A warrants that the Premises and its accessory facilities will remain in a usable and safe status. Party A may check and maintain the Premises and Party B shall provide cooperation. Party A shall minimize the influence on the use of the Premises by Party B.

8.4	In addition to the existing decorations and facilities of the Premises, if Party B needs to further decorate or add additional accessory facilities and equipment, it shall obtain written consent from Party A in advance, complete the relevant formalities at the property management department and obtain relevant approvals from relevant authorities, if such approvals are required.

8.5	When this Contract is rescinded or terminated, the structures added or improved by Party B with the written consent of Party A shall be restored to its original status by Party B, except reasonable wear. Only after the Premises is accepted by Party A can Party B handle the formalities for returning the Premises.

9.	Conditions of the Premises when returned

9.1	Unless Party A agrees to renew this Contract with Party B and signs the renewal contract with Party B, Party B shall return the Premises when the lease term hereunder matures or when this Contract is rescinded or terminated for any reason whatsoever. If Party B fails to return the Premises after the due time without prior consent of Party A, Party B shall, for each day after the due time, pay to Party A an amount equal to two times the daily rent as the fee for occupying the Premises. Party B agrees that, if Party B fails to restore and return the Premises within 15 days after the due time, Party A shall have the right to enter the Premises and at the same time Party B shall be automatically regarded as having given up its ownership of or right to use all the decorations, facilities, equipment and other un-removed goods in the Premises, including the equipment and goods which are regarded as owned by Party B (regardless if they are actually owned by Party B or any third party). Party A has the right to dispose of such decorations, facilities, equipment and other un-removed goods at its own discretion. If the legal interests and rights of any third party is involved, Party B shall be responsible for compensating the said third party. Party B shall bear all the expenses incurred by Party A in restoring the Premises for and on behalf of Party B. The Premises are regarded as re-possessed by Party A at the moment when Party A enters the Premises.

9.2	Party B shall return the Premises in a status after normal use. When returned, the Premises shall be subject to inspection and acceptance by Party A and all the expenses to be borne by each party shall be settled fully.

10.	Sub-lease and transfer

10.1	Unless Party A agrees Party B to sub-lease the Premises in the supplementary provisions hereof or any other written document, Party B shall not sublet the Premises partially or wholly to any third party during the lease term hereunder.

10.2	It is confirmed by both parties that, after the pre-sale permit or real property certificate is obtained for the Premises, Party A plans to sell the Premises to Shanghai Lin’gang Economic Development Group Investment Management Co., Ltd. Party A warrants that Shanghai Lin’gang Economic Development Group Investment Management Co., Ltd will lease the Premises to Party B in accordance with the terms and conditions (including daily rent, lease term, contractual provisions, etc.) consistent with those set forth herein and that the powers and obligations of the Lessor hereunder will be transferred to Shanghai Lin’gang Economic Development Group Investment Management Co., Ltd which will sign a lease contract with Party B for this purpose.

11.	Conditions for rescinding this Contract

11.1	Party A and Party B agree to terminate this Contract during the lease term without bearing any responsibilities or liabilities if:

(1)	The use right for the land occupied by the Premises is legally re-possessed earlier;

(2)	The Premises are legally expropriated for social public interest;

(3)	The Premises are legally included into the scope of removal for the purpose of urban construction;

(4)	The Premises are damaged, lost or determined as dangerous.

11.2	Party A and Party B agree that, in any one of the following conditions, one party may rescind this Contract by sending the other party a written notice. The breaching party shall pay to the non-breaching party an amount equal to twice the monthly rent as the liquidated damages. If the non-breaching party suffers any loss and the liquidated damages are insufficient to cover such loss, the breaching party shall pay the balance to the non-breaching party.

(1)	Party A fails to deliver the Premises by the specified time and still fails to deliver the Premises within ten days after request by Party B;

(2)	The Premises delivered by Party A fail to meet the provisions herein, making it impossible for Party B to achieve the goal of leasing the Premises;

(3)	Party B changes the use of the Premises without prior written consent from party A, thus damaging the Premises;

(4)	The Premises are damaged due to any reason on the part of Party B;

(5)	Party B sub-leases the Premises, transfers the right as lessee for the Premises or exchange the Premises for any other house with any third party without prior written consent of Party A;

(6)	Party B fails to pay the rent one month after the due time;

(7)	Party B uses the Premises to carry out any illegal activities.

12.	Liabilities for breach of contract

12.1	During the lease term hereunder, if the Premises are damaged as a result of Party A failing to timely performing its maintenance and repairing obligations hereunder, causing Party B to suffer any property loss or personal injury, Party A shall bear all the direct losses.

12.2	If Party B decorates the Premises or add accessory facilities to the Premises without prior written consent of Party A or beyond the scope and requirements as agreed by Party A in writing, Party A may request Party B to restore the Premises and compensate Party A for any and all losses.

12.3	During the lease term, unless agreed herein, if Party A rescinds this Contract by re-possessing the Premises earlier, Party A shall pay an amount (no more than three months’ rent) equal to 50% of the rent for the remaining days as liquidated damages to Party B. If the liquidated damages are insufficient to cover the direct loss sustained by Party B, Party A shall be responsible for compensating Party B for the balance.

12.4	During the lease term, if Party B rescinds this Contract by returning the Premises earlier, Party B shall pay an amount (no more than three months’ rent) equal to 50% of the rent for the remaining days as liquidated damages to Party A. If the liquidated damages are insufficient to cover the direct loss sustained by Party A, Party B shall be responsible for compensating Party B for the balance. Party A may deduct a corresponding amount from the lease deposit. If the lease deposit is insufficient to cover the balance, Party B shall separately pay the insufficient part to Party A.

12.5	When a default occurs, the non-breaching party shall have the right to terminate or continue performing this Contract. If the non-breaching party requests the breaching party to continue performing of this Contract, the breaching party shall continue to perform this Contract, no matter whether or not the breaching party has paid the liquidated damages, compensation and/or late fee.

13.	Miscellaneous

13.1	If Party A intends to mortgage the Premises during the lease term, it shall send a written notice to Party B.

13.2	During the lease term, Party B, in addition to the right of using the Premises, has the right to pass the passages, staircases, elevators and entrance halls and to use lavatories and fire-fighting devices. Party B shall not store any flammable, explosive or toxic goods or, without prior written consent from Party A, occupy any un-leased area. During the lease term, Party B is responsible for managing its own properties and for procuring insurance coverage at its own expense for its properties that should be insured.

13.3	If Party B involves flammable or explosive goods or noise, waste gases, waste water, slag, etc, it shall submit a report to the development zone and relevant municipal authorities beforehand for approval and shall meet the relevant safe production and discharge standards before production. Before secondary decoration, Party B shall not begin construction before obtaining approval from governmental fire-fighting administration department.

13.4	If any party hereto is rendered impossible to perform this Contract by any force majeure event, including but not limited to war (no matter declared or not), earthquake, typhoon, flood, fire, etc, this party shall immediately notify the other party in writing and within fifteen days send the other party details about the force majeure event as well as the reason for inability to perform this Contract or for extension, valid evidencing documents, etc.

Party A and Party B may negotiated to decide whether or not to rescind this Contract, or perform part of or extend the performance of this Contract, depending on the degree of impact of the force majeure event on the performance of this Contract.

13.5	The conclusion, effectiveness, interpretation, performance, settlement of disputes, etc of this Contract shall be governed by the laws and regulations of the People’s Republic of China as well as the local regulations and rules of Shanghai Municipality.

13.6	Any dispute arising out of performing this Contract or in relation hereto shall be solved by both parties through friendly negotiation. If negotiation fails to solve the dispute, either party may submit it to a competent people’s court in Shanghai. The final verdict of the people’s court will be binding on both parties.

13.7	For any issue not covered herein, both parties may sign a separate written agreement through negotiation. The said written agreement will form a part of and have the same legal force as this Contract.

This Contract may be modified after negotiation between both parties. Before taking effect, any modification hereto shall be made in writing and be signed by the legal representatives of both parties or by the agents authorized thereby. Before the modified contract takes effect, both parties shall still perform according to the provisions herein.

13.8	At the execution of this Contract, each of Party A and Party B has the full civil capacity and fully understands its own rights, obligations and responsibilities hereunder and is willing to strictly perform the provisions herein. If any party breaches this Contract, the other party shall have the right to claim damages according to the provisions herein.

13.9	Each of Party A and Party B confirms that its own mailing address and telephone & fax number are as follows:

Party A’s address: No. 900, Yishan Road, Shanghai, China, 200233

Tel.: (86) (21) 64850000                    Fax: (86) (21) 64851906

Party B’s address: 22/F, Building No. 20, No. 487, Tianlin Road, Shanghai, China, 200233

Tel.: (86) (21) 33674009                    Fax: (86) (21) 33674012

All the notices, documents and information sent or provided by one party to the other for the purpose of performing this Contract shall be addressed to the corresponding address or faxed to the corresponding fax number as given above. If any party changes its mailing address or telephone number, it shall send a written notice to the other party beforehand.

When delivered in face, delivery shall be regarded as having made when signed by the recipient. When delivered by fax, delivery shall be regarded as having made when faxed. When sent by post, it shall be regarded as delivered on the day when the mail is registered and sent or posted.

13.10	This Contract will take effect on the day when it is signed by the legal representatives of both parties or by the agents authorized thereby and affixed with the company seals of both parties.

13.11	This Contract has two originals, one for each of Party A and Party B.

Party A: Shanghai Caohejing Development Zone Hi-tech Park Development Co., Ltd.

[seal: Shanghai Caohejing Development Zone Hi-tech Park Development Co., Ltd.]

Legal representative (or authorized agent)

Signature:

Date: April 12, 2010

Opening bank: Bank of China Xuhui Sub-branch

Bank A/C No.:

Renminbi: 044104-8500-03186208093001

Party B: Shanghai Shengran Information Technology Co., Ltd.

[seal: Shanghai Shengran Information Technology Co., Ltd.]

Legal representative (or authorized agent)

Signature: /s/ Cheng Yunpeng

Opening bank:

Bank A/C No.:

Renminbi: